UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 21, 2004

Exide Technologies

(Exact name of registrant as specified in charter)

Delaware	1-11263	23-0552730
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Crosslands Corporate Center

3150 Brunswick Pike

Suite 230

Lawrenceville, New Jersey 08648

(Address of principal executive office)

Registrant’s telephone number, including area code: (609) 512-3000

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER

On April 21, 2004, the U.S. Bankruptcy Court for the District of Delaware entered an order confirming the Joint Plan of Reorganization of the Official Committee of Unsecured Creditors, Exide and the subsidiary debtors under case number 02-11125KJC. A press release regarding the confirmation order is attached as Exhibit 99.1 hereto.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit 99.1—Press Release, dated April 21, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXIDE TECHNOLOGIES

	BY:	/s/ Craig H. Muhlhauser
Chairman, President and Chief Executive Officer
Date: April 22, 2004
	BY:	/s/ Ian J. Harvie
Interim Chief Financial Officer, Vice President and Corporate Controller